SA TELECOMMUNICATIONS, INC.
                        1600 PROMENADE CENTER, 15TH FLOOR
                             RICHARDSON, TEXAS 75080


                                LETTER OF INTENT
                                                               December 24, 1997

EqualNet Holding Corp.
1250 Wood Branch Park Drive
Houston, Texas 77079

Attention:        Mr. Zane D. Russell
                  Chief Executive Officer

The Willis Group LLC
5005 Woodway, Suite 350
Houston, Texas 77056

Attention:        Mr. Mark Willis

Ladies and Gentlemen:

          This is to confirm the proposal of (i) EqualNet Holding Corp. ("EqualNet") to purchase the assets and business of SA Telecommunications, Inc. and its subsidiaries (collectively, "SA Telecom") on the terms set forth below (the "Acquisition") and (ii) in connection therewith, Willis Group LLC, a Texas limited liability company ("The Willis Group"), to provide debtor-in-possession financing to SA Telecom. The Acquisition is subject to all of the conditions set forth in Section 4, including the execution and delivery by EqualNet and SA Telecom of a definitive purchase agreement (the "Purchase Agreement") providing for the transactions referred to herein, which Purchase Agreement shall contain such terms, conditions, representations and warranties as are customary for transactions of this nature and as each party may deem appropriate. The debtor-in-possession financing is subject to all of the conditions in Section 3(a), including the execution and delivery by The Willis Group, Greyrock Business Credit ("Greyrock") and SA Telecom of definitive debtor- in-possession financing documents consistent with the terms of Section 3. SA Telecom filed for relief under the Bankruptcy Code on November 19, 1997 (the "Petition Date"). The parties expect that the proposed Acquisition will occur as a sale under Section 363 of the Bankruptcy Code.

          1. Principal Terms of Acquisition. The principal terms of Acquisition shall be as follows:

               (a) Assets. The assets to be purchased (the "Assets") shall be all assets of SA Telecom, but excluding (i) cash and cash equivalents, (ii) all income tax refunds and credits of SA Telecom, (iii) all causes of action of SA Telecom, (iv) all rights of SA Telecom, as debtor-in-possession, under Sections 544, 545, 547, 548, 549, 550 and 553(b) of the Bankruptcy Code and all amounts recovered by SA Telecom pursuant thereto, (v) all contracts of SA Telecom (other than contracts specified by EqualNet and which are assignable under applicable law (the "Assigned Contracts")) and (vi) such other excluded assets as shall be specified in the Purchase Agreement. A critical component of the proposed Acquisition is the assignment to EqualNet of all carrier identification codes currently held by SA Telecom. To the extent that such assignments are not possible in connection with a sale of the Assets under Section 363 of the Bankruptcy Code, the parties shall restructure the Acquisition to allow for such assignments.

               (b) Liabilities. EqualNet shall not be required to assume any liabilities of SA Telecom other than (i) liabilities under the Assigned Contracts that accrue after the date of assignment, (ii) unless not included within the Assets to be purchased by EqualNet, the indebtedness of SA Telecom associated with all telecommunications switches and related equipment and software to be acquired by EqualNet, (iii) the pre- and post-petition indebtedness (limited to principal, interest and up to $100,000 of costs and attorney's fees) outstanding under the existing financing between Greyrock and SA Telecom (the "Greyrock Facility") and
     (iv) such other liabilities as the parties shall mutually agree.

               (c) Consideration. Subject to Section 1(d) below, the consideration to be paid by EqualNet for the Assets shall consist of (i) the amount of the DIP Financing (including accrued interest thereon) provided to SA Telecom by The Willis Group pursuant to Section 3, which indebtedness shall be repaid by EqualNet on the closing date of the Acquisition, plus (ii) a cash payment in an amount equal to the excess of $3,000,000 over the outstanding amount of the DIP Financing immediately prior to the closing of the Acquisition, which shall be used to pay administrative expenses of SA Telecom to facilitate confirmation of a plan of reorganization, plus (iii) an amount equal to all "cure payments" required to be made by SA Telecom under the Bankruptcy Code in respect of the Assigned Contracts, plus (iv) a cash payment in the amount of $22,500 per calendar day for the period from January 30, 1998 through the closing date of the Acquisition; provided that such amount shall not exceed $472,500 in the aggregate, plus (v) a promissory note (the "Note") to be issued by EqualNet in favor of Greyrock in an amount equal to the lesser of
     (a) the amount of the outstanding indebtedness (limited to principal, interest and up to $100,000 of costs and attorney's fees) of SA Telecom to Greyrock on the closing date of the Acquisition in excess of 75% of SA Telecom's then outstanding accounts receivable that have aged by no more than 119 days (excluding Excluded Receivables (as defined in the Greyrock Facility)) and (b) $1,000,000 which Note shall bear interest at prime plus 2.5%, shall be payable in equal monthly installments of interest over a one year period and equal monthly installments of principal over a nine month period commencing three months after the issuance thereof and shall provide for acceleration and attorney's fees upon the occurrence of an event of default, plus (vi) the number of shares of Convertible Preferred Stock of EqualNet ("Preferred Stock") equal to the quotient of (A) (x) 40% of the annualized revenues of SA Telecom during the two calendar months ending immediately prior to the closing date of the Acquisition less (y) all amounts paid by EqualNet pursuant to clauses (i), (ii), (iii), (iv) and (v) above and (B) $2.75, which Preferred Stock shall be convertible at the option of the holder thereof into common stock, par value $.01 per share, of EqualNet ("Common Stock") at the rate of (the "Conversion Price") (A) if the average closing price of EqualNet's Common Stock for the five business days ending on the third business day immediately preceding the closing date of the Acquisition (the "Determination Period") is less than or equal to $2.07 per share, one share of Common Stock in exchange for each share of Preferred Stock or (B) if the average closing price of EqualNet's Common Stock for the Determination Period is greater than $2.07 per share, the number of shares of Common Stock equal to the product of (x) one and (y) a fraction, the numerator of which is equal to $2.75 and the denominator of which is equal to 133% of the average closing price of the Common Stock for the Determination Period, in exchange for each share of Preferred Stock. The Preferred Stock shall have the terms set forth in Annex I hereto and such other terms as shall be negotiated by the parties.

               (d) Escrow of Consideration. On the closing date of the Acquisition, a number of shares of Preferred Stock equal in value to 20% of the total consideration to be paid by EqualNet pursuant to Section 1(c) shall be placed in escrow with a mutually acceptable escrow agent (the "Escrowed Stock"). For purposes of the preceding sentence, each share of Preferred Stock shall be valued at the Conversion Price thereof determined pursuant to Section 1(c). On the fifth business day following the end of the first two calendar months immediately following the closing date of the Acquisition, EqualNet shall calculate the average monthly billable minutes for such two calendar months (the "Post-Closing Monthly Minutes") in respect of all of the customers of SA Telecom acquired by EqualNet pursuant to the Acquisition. If the Post-Closing Monthly Minutes are at least equal to 90% of SA Telecom's average monthly billable minutes for the two calendar months ending immediately prior to the closing date of the Acquisition (the "Pre- Closing Monthly Minutes"), 100% of the Escrowed Stock shall be distributed to SA Telecom. If the Post-Closing Monthly Minutes are equal to between 90% and 87% of the Pre-Closing Monthly Minutes, 50% of the Escrowed Stock shall be distributed to SA Telecom and the balance shall be returned to EqualNet. If the Post-Closing Monthly Minutes are equal to or less than 87% of the Pre-Closing Monthly Minutes, 100% of the Escrowed Stock shall be distributed to EqualNet.

               (e) Break-up Fee and Expenses. If, following the execution of this letter by all parties, any third party or parties (other than EqualNet or its affiliates), whether through a sale of assets, stock sale, merger, consolidation, reorganization or other business combination involving SA Telecom or otherwise, regardless of whether such transaction is pursuant to a chapter 11 plan of reorganization, acquire all or any material portion of, or interest in, the Assets, SA Telecom shall upon the closing of such transaction (i) reimburse EqualNet for up to $100,000 of the expenses (including attorney's fees) incurred by it in connection with the proposed Acquisition and (ii) pay EqualNet a break-up fee of $400,000.

               (f) Financing Conditions. The Acquisition shall not be subject to any financing conditions, and EqualNet hereby confirms that it will have all necessary financial resources to effect the Acquisition.

          2. Auction. EqualNet understands that SA Telecom may be required under the Bankruptcy Code to conduct an auction of the Assets and to sell the Assets to any person or entity making an offer therefor which is determined by the bankruptcy court to be higher and better than that reflected in this letter. The parties hereto agree that such auction shall not occur prior to the earlier of
(i) February 6, 1997 and (ii) the closing of the transactions to be entered into among EqualNet, The Willis Group and MCM Partners as described in that certain EqualNet Proxy Statement filed with the Securities and Exchange Commission on December 9, 1997. SA Telecom hereby agrees that it will not accept any offer to purchase the Assets unless the fair market value of the total consideration to be paid therefor exceeds the fair market value of the total consideration (including assumption of liabilities) to be paid by EqualNet under this proposal by at least $750,000.

          3. DIP Financing. (a) Subject to the following conditions, The Willis Group shall, if so requested by SA Telecom, on or after January 5, 1998 (as determined pursuant to an operating budget prepared by SA Telecom and approved by The Willis Group (the "Operating Budget")), provide SA Telecom with debtor-in-possession financing in the amount of up to $3,000,000 (the "DIP Financing") on the terms set forth in Section 3(b);

          o Approval by the bankruptcy court of (i) the terms of the DIP Financing set forth in this Section 3, (ii) the break- up fee and reimbursement of expenses set forth in Section 1(e) and (iii) the requirement in Section 2 that the fair market value of the total consideration for any other offer to purchase the Assets exceed the fair market value of the total consideration (including assumption of liabilities) to be paid by EqualNet by at least $750,000.

          o Each of Greyrock, The Willis Group and SA Telecom shall be satisfied with the pending post-petition amendments to the Greyrock Facility and with the definitive agreements documenting the DIP Financing, which definitive agreements shall contain certain mutually acceptable operating covenants designed to minimize SA Telecom's operating expenses.

          o The Willis Group shall be satisfied that SA Telecom has not lost more than 3% of its pre-petition customer base as a result of any carriers or telecommunication service providers having discontinued or refused service to SA Telecom on or prior to the initial funding of the DIP Financing. The Willis Group shall be satisfied with the order of the bankruptcy court to be entered on or after January 5, 1998 with respect to (i) whether the carriers and other telecommunication service providers are utilities for purposes of Section 366 of the Bankruptcy Code and (ii) the adequate assurances to be provided by SA Telecom to the carriers and telecommunication service providers. Such order shall provide that prior to discontinuing, altering or refusing service to SA Telecom, the carriers and telecommunication service providers shall have an obligation to notify the court and SA Telecom's secured creditors and, upon receipt of such notice, the automatic stay shall be lifted and such creditors shall have a reasonable period in which to provide security to the carriers and telecommunication service providers to ensure that they do not discontinue, alter or refuse service prior to the time in which the secured creditors can conduct a foreclosure sale.

          (b) The terms of the DIP Financing shall be as follows:

          o Except as set forth below, on terms substantially identical to those set forth in the Greyrock Facility.

          o    Interest rate of 14% per annum.

          o The liens securing the DIP Financing shall be prior to the liens securing the Greyrock Facility in an amount equal to the lesser of (i) $750,000 and (ii) 25% of the outstanding amount of the DIP Financing (the "Senior Debt"); provided, however, that The Willis Group can only foreclose on the portion of the DIP Financing that is subordinate to the Greyrock Facility and if Greyrock forecloses upon its senior interest it will remit the first net proceeds to The Willis Group, as received, until payment of the portion of the DIP Financing that is senior to the Greyrock Facility.

          o In the event that any of the liens securing the existing Greyrock Facility are set aside, modified, altered or voided (collectively a "Security Interest Invalidation"), the DIP Financing shall nonetheless (i) be secured by all of the assets of SA Telecom and
               (ii) be an administrative expense in accordance with Section 364(c)(1) and 364(d) of the Bankruptcy Code with priority over all other administrative expenses of the kind specified in
               Section 503(b) and 507(b) of the Bankruptcy Code; provided; however, that in the event of a Security Interest Invalidation, any payment made on account of the DIP Financing shall, to the extent of receipt of such payment, decrease the priority of the Senior Debt. In the event the liens securing the Greyrock Facility are set aside or voided, the priority claims granted in respect of the DIP Financing shall be subject to a carve-out on the same terms as that agreed to by Greyrock for (x) the payment of professional fees in an aggregate amount not to exceed $200,000 and (y) the payment of unpaid fees under 28 U.S.C. ss. 1930(a) and unpaid fees payable to the clerk of the bankruptcy court or the United States Trustee.

          o Upon the occurrence of any Event of Default (as defined in the Greyrock Facility (as amended to include the DIP Financing), but excluding any provision therein relating to the insolvency or financial condition of SA Telecom or the filing of its Chapter 11 bankruptcy case) or at such time as any carrier or telecommunication service provider discontinues, alters or refuses service to SA Telecom or obtains bankruptcy court approval to discontinue, alter or refuse service to SA Telecom, the automatic stay shall immediately be lifted upon notice by Greyrock or The Willis Group to the bankruptcy court and SA Telecom and each of Greyrock and the Willis Group shall have the right to commence foreclosure proceedings in respect of the collateral securing the Greyrock Facility or the DIP Financing, as applicable.

          o The proceeds of the DIP Financing shall be used in accordance with the Operating Budget to pay amounts for administrative expenses and for the working capital requirements of SA Telecom.

          o The DIP Financing shall mature and be paid in full on the earliest of (i) the closing date of the Acquisition or the closing of a sale of all or substantially all of the Assets to any other party, (ii) March 31, 1998 and (iii) the effective date of a plan of reorganization for SA Telecom.

          o Upon the initial funding of the DIP Financing, SA Telecom shall pay The Willis Group a $45,000 origination fee and shall reimburse The Willis Group for up to $50,000 of the expenses incurred by it (including attorney's fees) in connection with the DIP Financing.

          o Subject to Greyrock and EqualNet reaching an agreement otherwise, until the Greyrock Facility is paid in full, (i) the Assets acquired by EqualNet and all new accounts receivable generated by the customer base acquired by EqualNet in the Acquisition shall be subject to the first priority liens thereon in favor of Greyrock and (ii) all of the remaining assets of SA Telecom, including the Preferred Stock issued by EqualNet as consideration for the purchase of the Assets, shall be subject to a first priority lien in favor of Greyrock, both of which first priority liens shall be evidenced by a UCC-1 Financing Statement, Security Agreement and Pledge Agreement containing provisions identical to those underlying the Greyrock Facility.

          o EqualNet agrees that upon the closing of the Acquisition it shall administer the collection of the accounts receiv- able acquired by it in the Acquisition and all new accounts receivable generated by the customer base acquired by it in the Acquisition, and shall remit all such collections to Greyrock, without deduction for costs of administration, until such time as the Greyrock Facility has been paid in full (including, but not limited to, all indebtedness thereunder due and owing pre-petition and post-petition and all sums due and owing under the Note referenced in Section 1(c) above). All such collections shall be applied first to the sums due and owing to Greyrock other than under the Note and, after all of those sums have been paid in full, shall then be applied to the Note in inverse order of maturity.

          4. Conditions to Closing the Acquisition. (a) The obligation of EqualNet to purchase the Assets shall be subject to the following conditions:

               (i) the negotiation and execution by EqualNet and SA Telecom of a mutually acceptable Purchase Agreement, which Purchase Agreement shall be executed and delivered on or before January 8, 1998;

               (ii) the absence of any material adverse change in the assets of SA Telecom from the date hereof;

               (iii) the completion by EqualNet of a due diligence review of SA Telecom and EqualNet's satisfaction with the results thereof, which due diligence shall be completed within 10 business days from the date hereof;

               (iv) the approval by the bankruptcy court of the terms of the Purchase Agreement and the Acquisition;

               (v) the receipt by each party of all necessary board of directors approvals;

               (vi) the receipt of all necessary governmental and regulatory approvals; and

               (vii) the Acquisition shall close on or before February 19, 1998.

          (b) The obligation of SA Telecom to sell the Assets to EqualNet shall be subject to conditions specified in clauses (i), (iv), (v) and (vi) of paragraph 4(a) above and to the following additional conditions:


               (i) the absence of any material adverse change in the financial condition or results of operations of EqualNet from that reflected in the financial statements of EqualNet dated September 30, 1997;

               (ii) the completion by SA Telecom of a due diligence review of EqualNet and SA Telecom's satisfaction with the results thereof, which due diligence shall be completed within 10 business days from the date hereof;

               (iii) if so requested by SA Telecom, The Willis Group shall have provided the DIP Financing to SA Telecom in accordance with Section 3; and

               (iv) SA Telecom shall not have received an offer for the Assets at the auction referred to in Section 2 above, the fair market value of the total consideration for which exceeds the fair market value of the total consideration (including assumption of liabilities) to be paid by EqualNet by at least $750,000.

          5. Confidentially. Upon execution of this letter by all parties, EqualNet, SA Telecom and The Willis Group shall enter into a mutually acceptable Confidentiality Agreement. In the conduct by EqualNet, SA Telecom and The Willis Group of their respective due diligence reviews and thereafter, such parties and their respective employees, officers, agents and representatives shall be bound by the provisions of such Confidentiality Agreement.

          6. Cooperation; Access. (a) It is the intent of the parties that negotiations leading to a definitive Purchase Agreement shall commence promptly after the execution of this letter by all parties, that a definitive Purchase Agreement be executed forthwith and that the closing of the Acquisition occur as soon as practicable thereafter in accordance with the terms of the definitive Purchase Agreement and any applicable provisions of the Bankruptcy Code and orders of the bankruptcy court. Upon receipt of a fully executed copy of this letter, SA Telecom will cause its attorneys to prepare a form of the proposed Purchase Agreement. EqualNet and SA Telecom agree to cooperate with each other and negotiate in good faith in order to prepare and execute as promptly as possible a mutually acceptable definitive Purchase Agreement (which shall contain no material conditions precedent except as set forth in Section 4) and to prepare and file as promptly as possible all filings which must be made with any court or governmental authorities with respect to the Acquisition.

          (b) Upon execution of this letter by all parties, each party will commence its due diligence review of the other party. Each party agrees to afford representatives of other party and its legal, financial, accounting and other advisors reasonable access to such party's books, records and facilities, offices, and employees during normal working hours in order to permit each party to conduct its due diligence review of the other party. Such due diligence shall be completed within 10 business days from the date hereof.

          7. Public Announcement. Except as otherwise required by law, pending the closing of the transaction, the parties hereto shall not, without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld, issue any press releases or make any other public announcement with respect to this letter of intent, the proposed Acquisition or the other transactions contemplated hereby, and shall generally treat the same as confidential.

          8. Expenses. Except as set forth in Section 1(e) and Section 3(b) above, each of SA Telecom, EqualNet and The Willis Group will bear its own expenses in connection with this letter of intent, the due diligence review contemplated herein, the negotiations of the Purchase Agreement and the completion of the Acquisition.

          9. Governing Law. This letter shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

          10. Non-Solicitation. If the Acquisition does not take place, EqualNet will not, prior to December 31, 1999 solicit any customers of SA Telecom who were such customers on the date hereof or any day during the period of negotiations for the Acquisition, except for solicitations directed to the public at large and not to specific customers of SA Telecom. If the Acquisition does not take place, EqualNet will not, without SA Telecom's consent, prior to February 28, 1998 solicit for employment, consulting or other relevant services any officers or employees of SA Telecom, except for solicitations directed to the public at large and not to specific officers or employees of SA Telecom. EqualNet will indemnify SA Telecom from and against all expenses and losses which SA Telecom may sustain by reason of any breach by EqualNet of its agreements contained in this Section 10. This indemnity shall survive any termination of negotiations with respect to the Acquisition.

          If the foregoing correctly sets forth our understanding, please sign, date and return to SA Telecom, 1600 Promenade Center, 15th Floor, Richardson, Texas 75080, Attn: Albert B. Gordon, Jr., the enclosed copy of this letter signifying your assent to the terms and conditions herein set forth.


                                             Very truly yours,

                                             SA TELECOMMUNICATIONS, INC.



                                             By:  /s/ Albert B. Gordon, Jr.
                                                  ----------------------------
                                                   Name: Albert B. Gordon, Jr.
                                                   Title: CEO
Confirmed and Agreed:

EQUALNET HOLDING CORP.


By:  /s/ Michael L. Hlinak                           Date:  12/24/97
     ------------------------                        ---------------
      Name: Michael L. Hlinak
      Title: COO


THE WILLIS GROUP LLC


By:  /s/ Mark Willis                                 Date:   12/24/97
     ------------------------                        ----------------
      Name: Mark Willis
      Title: President


Confirmed and Agreed as to Sections 1 and 3:

GREYROCK BUSINESS CREDIT, a
Division of NationsCredit
Commercial Corporation


By:  /s/ Richard Suhl                                Date:   12/24/97
     ------------------------                        ----------------
      Name: Richard Suhl
      Title: President

                                                                        ANNEX I


                           Convertible Preferred Stock
                  Summary of Terms for Discussion Purposes ONLY

Security offered:
                                      Convertible   Preferred  Stock  issued  by
                                      EqualNet Holding Corp.  ("EqualNet").  The
                                      parties  intend that the  Preferred  Stock
                                      shall be offered  and sold under a plan or
                                      reorganization  in accordance with Section
                                      1145(a)(1)  of the  Bankruptcy  Code,  and
                                      that for  purposes of such  section  only,
                                      EqualNet   shall  be  a  successor  to  SA
                                      Telecom under the plan.

Dividend rate:                        $0.20 per share per annum when,  as and if
                                      declared by the Board of Directors out of funds legally available for the payment of dividends, payable "in kind" or cash at EqualNet's sole discretion. Liquidation
                                      Preference

Amount:                               $2.75 per share.


Redemption at the                     The  Preferred  Stock may be  redeemed  by
Company's option:                     EqualNet as a whole or in part at any time
                                      on not less  than 30 nor more than 60 days
                                      prior  notice,  beginning  on the one year
                                      anniversary of the date of issuance of the
                                      Preferred Stock, except that the Preferred
                                      Stock may be called  prior to that date at
                                      such time as the Common  Stock of EqualNet
                                      shall  have  traded at 125% or more of the
                                      conversion  price  then in  effect  for at
                                      least   20  of  30   trading   days.   The
                                      redemption   price   per   share  for  the
                                      twelve-month periods beginning on of each year set below will be:

                                      Year                         Redemption
                                                                Price Per Share
                                      ----                      ---------------
                                      1998                          $2.8875
                                      1999                          2.81875
                                      2000 and thereafter              2.75

Rank: Prior to the Common stock and junior to the Series A Preferred Stock to be issued in connection with the transactions among EqualNet, The Willis Group and MCM Partners.